SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         May 30 ,2013

Commission File Number: 000-34128

 DOLAT VENTURES, INC.

(Exact name of registrant as specified in its charter)

Nevada	27-1885936
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

545 Eighth Avenue Suite 401 New York NY 10018

(Address of principal executive offices)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE        (212) 502-6657

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Item 4.01.  Changes in Registrant’s Certifying Accountant.

(a)

On May 30, 2013, the Company Board of Directors, acting through the Chief Executive Officer, dismissed Eugene M. Egeberg CPA from their engagement to be the independent certifying accountant for the Company. .

(b)

On May 30, 2013, the Company engaged Patrick Rodgers CPA, PA to act as the Company’s independent registered public accountant beginning . Neither the Company nor anyone acting on the Company’s behalf hired New Firm in any capacity, nor consulted with any member of that firm as to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered as to the financial statements, nor was a written report or oral advice rendered that was an important factor considered by the Company or any of its employees in reaching a decision as to an accounting, auditing or financial reporting issue, or any matter that was either the subject of a disagreement or reportable event under 304(a)2) of Regulation S-K during the two most recent fiscal years and subsequent interim period.

(c)

The engagement of a new accountant and the dismissal of the prior accountant was done by the Chief Executive Officer and member of the Board of the Company, with the knowledge and approval of the other members of the Board of Directors.  The Company does not have an audit committee or any other committee charged with oversight of financial matters, and has entrusted this responsibility in its Chief Executive Officer acting as the Company’s Chief Financial Officer.

(d)

Since their engagement and to the date of their dismissal, there have not been, nor are there now, any disagreements between the Company and Eugene M. Egeberg CPA. with respect to any matter of accounting principles, practices, financial statement disclosure, auditing scope or procedure for the reporting and filing completed prior to this date, nor have there been any “reportable events” as defined by Regulation S-K section 304(a)(1)(v) during that same period, other than has been reported and disclosed as required  nor has his report on the financial statements for either of the past two years contained an adverse opinion,  a disclaimer of opinion, or was qualified as to audit scope or accounting principles. The opinion was modified as to uncertainty.

(f)

The Company’s prior certifying accountant, Eugene M. Egeberg CPA  withdrew its firm’s registration with the PCAOB as of November 13, 2012. The Company provided Eugene M. Egeberg CPA with an exhibit 16.1 letter to sign but the firm refused to sign the letter.

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS

On May 29th, 2013 the Board of Directors elected Matt Merriam to the role of Chief Executive Officer.

Mr. Shmuel Dovid Hauck will remain as the company's President.

Matt Merriam, 52 is a serial entrepreneur whose career follows the leading edge of computer science and its application to graphics, video and networking.  He has held key roles at AOL, About.com, Thomson Financial Services and several startups through the Internet boom. Formally educated as a physical scientist, Matt's unique understanding of graphics and visual communications has put him at the forefront of digital video technology.  In the early 90s at AOL, he developed a unique niche between product management and corporate M&A.  His responsibilities included evaluating acquisitions and integrating them into AOL.  He later performed the same function as VP of Corporate Development at About.com.

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His key accomplishment includes product management of the network technology development and acquisitions strategies for AOL Games which was sold to Electronic Arts for over $400MM.  At Thomson Financial Services, Matt’s group created the world's first free real time quotes site ThomsonRTQ.com in close collaboration with the SEC.  ThomsonRTQ was functional within 90 days and grossed over $15MM in its first year. The same quotes engine and user interface is still used to deliver quotes on YAHOO! Finance and many other sites.  In 2000, he founded Rivalworks.com and in less than six months his team had launched an operational online games site and sold About.com before its first anniversary. In recent years he’s been active developing mobile apps including leading a team at GoAmerica to develop the first wireless web portal for the BlackBerry and helping launch various applications with partners such as Sony, Sierra Wireless, Intermec, and others.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 14, 2013, the Board of Directors of the company agreed to move the company's registered state to Wyoming and a Wyoming Corporation and subsequently dissolved its Nevada corporation.

The Articles of Incorporation in Wyoming and its authorized share structure remain unchanged.

250,000,000 Common shares, 0.001 par value, authorized

1,000,000 Designated as Series A Preferred, none issued

24,000,000 Designated Series B Preferred, none issued

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 11, 2013

Dolat Ventures, Inc.

By:   Shmuel Dovid Hauck,

President

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